Exhibit 99.1

Astronics Corporation • 130 Commerce Way • East Aurora, NY • 14052-2164
FOR IMMEDIATE RELEASE
Astronics Corporation Reports
12% Sales Growth for First Quarter 2026
•First quarter sales increased 12.0% to $230.6 million
•Achieved first quarter net income of $25.5 million, or $0.67 per diluted share; adjusted EBITDA1 was $37.9 million, or 16.4% of sales
•Aerospace operating margin expanded to 16.5%; adjusted Aerospace operating margin1 was 17.4%
•Record quarterly bookings of $290.4 million for book-to-bill of 1.26 and record backlog of $734.3 million
•Generated $10.6 million in cash from operations
•Increasing 2026 revenue guidance to a range of $970 million to $1 billion
EAST AURORA, NY, May 12, 2026 – Astronics Corporation (Nasdaq: ATRO) (“Astronics” or the “Company”), a leading supplier of advanced technologies and products to the global aerospace, defense, and other mission critical industries, today reported financial results for the three months ended April 4, 2026. Financial results include the acquisition of Bühler Motor Aviation (“BMA”) on October 13, 2025.
Peter J. Gundermann, Chairman, President and Chief Executive Officer, commented, “We are off to a strong start in 2026 with strong growth, expanded margins and record bookings and backlog. Our team’s focus on operational execution combined with higher volume delivered adjusted EBITDA1 margin of 16.4%. Demand across markets for our products remains robust, as evidenced by record bookings that were driven by strength in both Aerospace and Test. Our activity level is expected to pick up noticeably in the coming quarters and we believe we are well-positioned to capitalize on the opportunities ahead.”
1 Adjusted EBITDA, adjusted EBITDA margin, and adjusted segment operating margin are Non-GAAP financial measures. Please see the reconciliation of GAAP to non-GAAP financial measures in the tables that accompany this release.
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Astronics Corporation Reports 12% Sales Growth for First Quarter 2026
May 12, 2026

First Quarter Results

	Three Months Ended
($ in thousands)	April 4, 2026	March 29, 2025	% Change

Sales	$230,619	$205,936	12.0%
Gross profit	$75,133	$60,849	23.5%
Gross margin	32.6%	29.5%
Income from operations	$27,230	$13,137	107.3%
Operating margin %	11.8%	6.4%
Net income	$25,540	$9,528	168.1%
Net income %	11.1%	4.6%

Adjusted operating income[2]	$29,560	$22,619	30.7%
Adjusted operating margin %[2]	12.8%	11.0%
Adjusted net income[2]	$22,501	$16,973	32.6%
Adjusted EBITDA[2]	$37,901	$30,739	23.3%
Adjusted EBITDA margin %[2]	16.4%	14.9%
First Quarter 2026 Results (compared with the prior-year period, unless noted otherwise)
Growth in sales was driven by the Aerospace segment’s continued strength in demand primarily from the Commercial Transport market. Aerospace sales increased $22.4 million, or 11.7%, while Test Systems sales grew $2.2 million, or 15.4%.
Gross profit increased $14.3 million to $75.1 million, or 32.6% of sales, an improvement over gross margin of 29.5% in the comparator quarter. Gross profit growth and margin expansion were primarily attributable to higher volume, improved productivity, and a $2.8 million catch-up of profit on the MV-75 program based on revised program estimates. This was partially offset by a $1.7 million increase in tariff expenses. In the prior year, first quarter consolidated sales and gross profit was negatively impacted by a $1.9 million revision of estimated costs to complete a long-term mass transit contract in the Test Systems segment.
Selling, general and administrative expenses (“SG&A”) decreased $0.8 million. Litigation-related expenses were down $1.2 million, and the prior-year period included a $6.2 million reserve adjustment to the damage award relating to the patent infringement dispute in the UK. Appeals to the UK damage award are scheduled to be heard in July 2026. These decreases were mostly offset by higher wages and benefits, higher incentive-based compensation expenses driven by increased profitability, and incremental expenses related to the acquired BMA business. R&D was up $1.0 million reflecting the timing of projects.
Operating margin expanded 540 basis points and adjusted operating margin2 expanded 180 basis points as a result of higher volume and improved productivity in the Aerospace segment, coupled with savings from the recent Test Systems cost rationalization activities.
Interest expense was down $0.8 million, or 25.8%, on lower rates following the September 2025 refinancing activities. Tax benefit in the quarter of $0.8 million was related to a $2.7 million discrete adjustment for the expected benefit of a stock-based compensation deduction, a valuation allowance reversal, and research and development costs expected to be expensed. Tax expense in
2 Adjusted operating income, adjusted operating margin, adjusted segment operating profit, adjusted EBITDA, adjusted EBITDA margin, adjusted net income and adjusted diluted earnings per share (“EPS”) are Non-GAAP financial measures. Please see the reconciliation of GAAP to non-GAAP financial measures in the tables that accompany this release.
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Astronics Corporation Reports 12% Sales Growth for First Quarter 2026
May 12, 2026

the prior year period was partially offset by a $1.1 million discrete adjustment to reverse certain federal and state deferred tax liabilities.
Consolidated net income of $0.67 per diluted share improved from $0.26 per diluted share in the prior-year period from stronger operating profit, lower interest expense and lower tax. Adjusted EBITDA2 increased 23.3% to $37.9 million, and adjusted EBITDA margin2 expanded 150 basis points to 16.4% of consolidated sales.
Record bookings of $290.4 million in the quarter resulted in a book-to-bill ratio of 1.26:1. For the trailing twelve months, bookings totaled $935.1 million and the book-to-bill ratio was 1.05:1. Backlog at the end of the quarter was $734.3 million, the highest in the Company’s history.
Aerospace Segment Review (compared with the prior-year period, unless noted otherwise)
Aerospace segment sales of $213.8 million increased $22.4 million, or 11.7%. Sales in the Commercial Transport market increased $18.9 million, or 13.7%. Growth was primarily related to increased demand for seat motion and lighting and safety products. General Aviation sales increased $6.2 million, or 40.7%, to $21.4 million due to higher inflight entertainment & connectivity (“IFEC”) product sales to the VVIP market. Military Aircraft sales remained consistent with the prior-year period. Other sales decreased $2.9 million as the Company has wound down its non-core contract manufacturing arrangements.
Aerospace segment operating profit of $35.3 million, or 16.5% of sales, improved over the prior-year period reflecting the leverage gained on higher volume, improving production efficiencies, the cumulative catch-up of profit on the MV-75 program based on revised program estimates, and a $7.0 million decrease in litigation-related expenses and legal reserve adjustments related to the UK patent dispute previously discussed. Adjusted Aerospace operating profit2 increased 20.0% to $37.2 million, or 17.4% of sales, a 120-basis point expansion over the comparator quarter.
Aerospace bookings were $264.4 million for a book-to-bill ratio of 1.24:1. Record backlog for the Aerospace segment was $651.4 million at quarter end.
Mr. Gundermann commented, “Our Aerospace business had a solid first quarter with our second-highest quarterly sales total, trailing only the preceding fourth quarter. Strong sales led to a 16.5% operating margin. Market demand for our products remains strong and we are well positioned to set new records in the coming periods.”
Test Systems Segment Review (compared with the prior-year period, unless noted otherwise)
Test Systems segment sales of $16.8 million were up $2.2 million from the comparator quarter in 2025. Segment sales in the prior-year period were negatively impacted by a $1.9 million revision of estimated costs to complete a certain long-term mass transit Test contract reducing revenue recognized in the period.
Test Systems segment operating profit was $0.4 million, compared with an operating loss of $2.2 million in the first quarter of 2025. Test Systems profitability, while improving, continues to be negatively affected by mix and under absorption of fixed costs at current volume levels.
Bookings for the Test Systems segment in the quarter were $26.1 million. The book-to-bill ratio for the quarter was 1.55:1. Backlog for the Test Systems segment was $83.0 million at quarter end.
Mr. Gundermann commented, “Results in our Test business continue to confirm that our significant cost-cutting and efficiency actions have been effective, and we expect results to improve significantly as the radio test program for the U.S. Army begins. We understand that a production
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Astronics Corporation Reports 12% Sales Growth for First Quarter 2026
May 12, 2026

award is on track to be issued in the coming weeks, with the production phase of the program accelerating in the second half of the year.”
Balance Sheet and Liquidity
Cash provided by operations in the first quarter of 2026 was $10.6 million, reflecting higher cash earnings offset by higher working capital requirements, including higher inventory levels to support anticipated revenue growth in the coming quarters. Capital expenditures in the quarter were $11.2 million. Elevated capital expenditures reflect necessary catch-up investments on previously deferred spending as well as the consolidation of operations and capacity improvement in a new Seattle facility. The Company expects to be free cash flow positive for the remainder of the year.
Long-term debt was relatively unchanged at quarter-end at $334.9 million. The Company had available liquidity of $231.8 million at quarter-end, including $19.1 million in available cash.
2026 Outlook
Astronics expects 2026 revenue for the year to be in the range of $970 million to $1 billion, which would surpass the record level sales of 2025. The midpoint of the revised range would be a 14% increase over 2025 sales.
Record backlog at the end of the first quarter was $734.3 million, of which approximately 81% is expected to drive revenue over the next twelve months. Mr. Gundermann concluded, “We expect second quarter sales of $245 million to $250 million, which will be a new record for the Company, and we expect our revenue rate in the second half to rise further from there. Demand remains strong for our products and capabilities, and all indications point to a very strong 2026 for our Company.”
Planned capital expenditures in 2026 are expected to be in the range of $40 million to $45 million driven largely by costs associated with the Seattle operation consolidation, which will conclude in the second quarter. In addition, the Company is in the early phases of implementing a new global resource planning system. Astronics expects to spend approximately $15 million to $17 million on this project in 2026, excluding reallocated internal operating costs. Approximately $2 million to
$3 million of the investment will be incremental operating expense with the remainder to be capitalized and reported as a cash outflow from operations. The total cost of the project over five years, excluding reallocated internal operating expenses, is expected to be approximately
$35 million to $40 million of which $25 million is expected to be capitalized.
First Quarter 2026 Webcast and Conference Call
The Company will host a teleconference today at 4:45 p.m. ET. During the teleconference, management will review the financial and operating results for the period and discuss Astronics’ corporate strategy and outlook. A question-and-answer session will follow.
The Astronics conference call can be accessed by calling (201) 493-6784. The listen-only audio webcast can be monitored at investors.astronics.com. To listen to the archived call, dial
(412) 317-6671 and enter replay pin number 13759858. The telephonic replay will be available from 8:00 p.m. on the day of the call through Tuesday, May 26, 2026. The webcast replay can be accessed via the investor relations section of the Company’s website where a transcript will also be posted once available.
About Astronics Corporation
Astronics Corporation (Nasdaq: ATRO) serves the world’s aerospace, defense, and other mission-critical industries with proven innovative technology solutions. Astronics works side-by-side with
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Astronics Corporation Reports 12% Sales Growth for First Quarter 2026
May 12, 2026

customers, integrating its array of power, connectivity, lighting, structures, interiors, and test technologies to solve complex challenges. For over 50 years, Astronics has delivered creative, customer-focused solutions with exceptional responsiveness. Today, global airframe manufacturers, airlines, military branches, completion centers, and Fortune 500 companies rely on the collaborative spirit and innovation of Astronics. The Company’s strategy is to increase its value by developing technologies and capabilities that provide innovative solutions to its targeted markets.
Safe Harbor Statement
This news release contains forward-looking statements as defined by the Securities Exchange Act of 1934. One can identify these forward-looking statements by the use of the words “expect,” “anticipate,” “plan,” “may,” “will,” “estimate,” “feeling” or other similar expressions and include all statements with regard to the Company’s 2026 outlook including the level of activity in coming quarters, the expectation of setting new records in coming periods, the timing of the receipt of production orders for U.S. Army radio test set program, the level of profitability contribution from the Test segment with its onset, and the rate of revenue growth in the second half of 2026. The forward-looking statements also include all statements related to achieving any revenue or profitability expectations, expectations of continued growth, the level of liquidity, the level of cash generation and free cash flow, the level of demand by customers and markets and the amount of expected capital expenditures, the amount of investment in an ERP system, the amount of backlog to be recognized as revenue over the next twelve months, and statements regarding the amount of opportunities available to be executed. Because such statements apply to future events, they are subject to risks and uncertainties that could cause actual results to differ materially from those contemplated by the statements. Important factors that could cause actual results to differ materially from what may be stated here include the trend in growth with passenger power and connectivity on airplanes, the state of the aerospace and defense industries, the market acceptance of newly developed products, internal production capabilities, the timing of orders received, the status of customer certification processes and delivery schedules, the demand for and market acceptance of new or existing aircraft which contain the Company’s products, the impact of regulatory activity and public scrutiny on production rates of a major U.S. aircraft manufacturer, the need for new and advanced test equipment, customer preferences and relationships, the effectiveness of the Company’s supply chain and execution on opportunities, and other factors which are described in filings by Astronics with the Securities and Exchange Commission. Except as required by applicable law, the Company assumes no obligation to update forward-looking information in this news release whether to reflect changed assumptions, the occurrence of unanticipated events or changes in future operating results, financial conditions or prospects, or otherwise.
Use of Non-GAAP Financial Metrics and Additional Financial Information
In addition to reporting financial results in accordance with generally accepted accounting principles, or GAAP, Astronics provides Adjusted Non-GAAP information as additional information for its operating results. References to Adjusted Non-GAAP information are to non-GAAP financial measures. These measures are not required by, in accordance with, or an alternative for, GAAP and may be different from non-GAAP financial measures used by other companies. Astronics management uses these measures for reviewing the financial results of Astronics for budget planning purposes and for making operational and financial decisions. Management believes that providing these non-GAAP financial measures to investors, as a supplement to GAAP financial measures, help investors evaluate Astronics core operating and financial performance and business trends consistent with how management evaluates such performance and trends.
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Astronics Corporation Reports 12% Sales Growth for First Quarter 2026
May 12, 2026

FINANCIAL TABLES FOLLOW

For more information, contact:

Company:	Investor Relations:
Nancy L. Hedges, Chief Financial Officer	Deborah K. Pawlowski, Alliance Advisors LLC
Phone: (716) 805-1599	Phone: (716) 843-3908
Email: invest@astronics.com	Email: dpawlowski@allianceadvisors.com
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Astronics Corporation Reports 12% Sales Growth for First Quarter 2026
May 12, 2026

ASTRONICS CORPORATION
CONSOLIDATED STATEMENT OF OPERATIONS DATA
(Unaudited, $ in thousands except per share amounts)

	Three Months Ended
	4/4/2026	3/29/2025
Sales	$230,619	$205,936
Cost of products sold	155,486	145,087
Gross profit	75,133	60,849
Gross margin	32.6%	29.5%

Research and development expenses	12,089	11,067
Selling, general and administrative	35,814	36,645
SG&A % of sales	15.5%	17.8%
Income from operations	27,230	13,137
Operating margin	11.8%	6.4%

Other expense (income)	109	(187)
Interest expense, net	2,336	3,150
Income before tax	24,785	10,174
Income tax (benefit) expense	(755)	646
Net income	$25,540	$9,528
Net income % of sales	11.1%	4.6%

Basic earnings per share:	$0.71	$0.27
Diluted earnings per share:[3]	$0.67	$0.26

Weighted average diluted shares outstanding (in thousands)	38,223	42,957

3 In addition to incremental shares from stock awards, weighted average diluted shares for the quarter ended April 4, 2026 reflects 0.992 million assumed shares underlying the premium on the 0% convertible bonds, to the extent the average stock price for the quarter ($72.38) exceeded the $54.87 conversion price. Note that because of the capped call, there is no effective dilution to shareholders resulting from the 0% convertible bonds unless and until the share price exceeds $83.41. The diluted EPS calculation for the quarter ended April 4, 2026 excludes the effect of the 5.5% Notes because the effect is anti-dilutive. The diluted EPS calculation for the quarter ended March 29, 2025 reflects 7.208 million assumed shares underlying the 5.5% convertible bonds.
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Astronics Corporation Reports 12% Sales Growth for First Quarter 2026
May 12, 2026

ASTRONICS CORPORATION
CONSOLIDATED BALANCE SHEETS
($ in thousands)
	(unaudited)
	4/4/2026	12/31/2025
ASSETS
Cash and cash equivalents	$11,867	$18,180
Accounts receivable, net of allowance for estimated credit losses	217,024	204,672
Inventories	211,945	196,860
Prepaid expenses and other current assets	27,792	18,027
Total current assets	468,628	437,739
Property, plant and equipment, net of accumulated depreciation	115,481	107,078
Operating right-of-use assets	32,626	32,269
Other assets	13,742	11,316
Intangible assets, net of accumulated amortization	52,320	55,353
Goodwill	64,346	62,923
Total assets	$747,143	$706,678

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$55,873	$41,080
Current operating lease liabilities	5,986	5,802
Accrued expenses and other current liabilities	66,183	68,324
Customer advances and deferred revenue	29,666	26,069
Total current liabilities	157,708	141,275
Long-term debt	334,885	334,451
Long-term operating lease liabilities	38,239	38,101
Other liabilities	54,609	52,777
Total liabilities	585,441	566,604
Shareholders’ equity:
Common stock	386	385
Accumulated other comprehensive loss	(5,438)	(4,410)
Other shareholders’ equity	166,754	144,099
Total shareholders’ equity	161,702	140,074
Total liabilities and shareholders’ equity	$747,143	$706,678

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Astronics Corporation Reports 12% Sales Growth for First Quarter 2026
May 12, 2026

ASTRONICS CORPORATION
CONSOLIDATED CASH FLOWS DATA
	Three Months Ended
(Unaudited, $ in thousands)	4/4/2026	3/29/2025
Cash flows from operating activities:
Net income	$25,540	$9,528
Adjustments to reconcile net income to cash from operating activities:
Non-cash items:
Depreciation and amortization	5,894	5,588
Amortization of deferred financing fees	607	602
Provisions for non-cash losses on inventory and receivables	1,441	1,728
Equity-based compensation expense	2,556	2,345
Deferred tax expense (benefit)	62	(1,125)
Operating lease non-cash expense	1,463	1,550
Non-cash litigation provision adjustment	—	6,228
Other	681	(214)
Cash flows from changes in operating assets and liabilities:
Accounts receivable	(13,420)	(2,037)
Inventories	(16,404)	515
Accounts payable	14,997	2,867
Operating lease liabilities	(1,515)	(1,071)
Accrued expenses	(6,655)	(11,514)
Income taxes	(982)	959
Cloud computing implementation costs	(2,370)	—
Customer advance payments and deferred revenue	3,614	2,776
Supplemental retirement plan liabilities	(181)	(101)
Other assets and liabilities	(4,722)	2,018
Net cash provided by operating activities	10,606	20,642
Cash flows from investing activities:
Capital expenditures	(11,160)	(2,105)
Net cash used by investing activities	(11,160)	(2,105)
Cash flows from financing activities:
Proceeds from long-term debt	30,000	1,143
Principal payments on long-term debt	(30,000)	(10,000)
Financing-related costs	—	(740)
Stock award activity	(5,441)	(1,730)
Other	(60)	(44)
Net cash used by financing activities	(5,501)	(11,371)
Effect of exchange rates on cash	(258)	354
(Decrease) increase in cash and cash equivalents and restricted cash	(6,313)	7,520
Cash and cash equivalents and restricted cash at beginning of period	18,180	18,428
Cash and cash equivalents and restricted cash at end of period	$11,867	$25,948
Supplemental disclosure of cash flow information
Non-cash investing activities:
Capital expenditures in accounts payable	$425	$—
Interest paid	$2,668	$2,724
Income taxes refunded, net of payments	$195	$827
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Astronics Corporation Reports 12% Sales Growth for First Quarter 2026
May 12, 2026

ASTRONICS CORPORATION
SEGMENT SALES AND PROFIT
(Unaudited, $ in thousands)

	Three Months Ended
	4/4/2026	3/29/2025
Sales
Aerospace	$213,843	$191,388
Less inter-segment	(23)	(13)
Total Aerospace	213,820	191,375

Test Systems	16,824	14,592
Less inter-segment	(25)	(31)
Total Test Systems	16,799	14,561

Total consolidated sales	230,619	205,936

Segment gross profit and margins
Aerospace	70,693	58,483
	33.1%	30.6%
Test Systems	4,440	2,366
	26.4%	16.2%
Total gross profit	75,133	60,849
	32.6%	29.5%
Segment operating profit and margins
Aerospace	35,332	22,264
	16.5%	11.6%
Test Systems	403	(2,223)
	2.4%	(15.3)%
Total segment operating profit	35,735	20,041

Interest expense	2,336	3,150
Corporate expenses and other	8,614	6,717
Income before taxes	$24,785	$10,174
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Astronics Corporation Reports 12% Sales Growth for First Quarter 2026
May 12, 2026

Beginning in the current year, the Company reorganized its product line structure to align with changes in internal reporting. Refer to the Supplemental Prior Period Tables within this release for prior-year recast of disaggregation of sales by product line to conform with the updated, current-period presentation. Please refer to the Company’s Quarterly Report on Form 10-Q for the quarter ended April 4, 2026 for additional details.

ASTRONICS CORPORATION
SALES BY MARKET
(Unaudited, $ in thousands)

	Three Months Ended			2026 YTD
	4/4/2026	3/29/2025	% Change	% of Sales
Aerospace Segment
Commercial Transport	$156,419	$137,542	13.7%	67.8%
Military Aircraft	33,502	33,263	0.7%	14.5%
General Aviation	21,449	15,243	40.7%	9.3%
Other	2,450	5,327	(54.0)%	1.1%
Aerospace Total	213,820	191,375	11.7%	92.7%

Test Systems Segment
Government & Defense	16,799	14,561	15.4%	7.3%

Total Sales	$230,619	$205,936	12.0%

SALES BY PRODUCT LINE[4]
(Unaudited, $ in thousands)

	Three Months Ended
		Recast		2026 YTD
	4/4/2026	3/29/2025	% Change	% of Sales
Aerospace Segment
Inflight Entertainment & Connectivity	$110,748	$103,110	7.4%	48.1%
Lighting & Safety	52,807	51,957	1.6%	22.9%
Flight Critical Electrical Power	24,763	21,314	16.2%	10.7%
Seat Motion	19,879	6,672	197.9%	8.6%
Other	5,623	8,322	(32.4)%	2.4%
Aerospace Total	213,820	191,375	11.7%	92.7%

Test Systems	16,799	14,561	15.4%	7.3%

Total	$230,619	$205,936	12.0%

4 Inflight Entertainment & Connectivity (“IFEC”) is a combination of the previous Avionics and Systems Certification product lines, as well as cabin power products which were included in the previous Electrical Power & Motion product line. The remainder of the previous Electrical Power & Motion product line is now split into two discrete product lines, Flight Critical Electrical Power and Seat Motion. Lighting and Safety remains consistent and Structures is now reported within Other Aerospace revenue.
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Astronics Corporation Reports 12% Sales Growth for First Quarter 2026
May 12, 2026

ASTRONICS CORPORATION
ORDER AND BACKLOG TREND
(Unaudited, $ in thousands)

	Q2 2025	Q3 2025	Q4 2025	Q1 2026	Trailing Twelve Months
	6/28/2025	9/27/2025	12/31/2025	4/4/2026	4/4/2026
Sales
Aerospace	$193,626	$192,725	$219,593	$213,820	$819,764
Test Systems	11,052	18,722	20,474	16,799	67,047
Total Sales	$204,678	$211,447	$240,067	$230,619	$886,811
Bookings
Aerospace	$150,636	$191,859	$237,327	$264,381	$844,203
Test Systems	26,390	18,532	19,902	26,067	90,891
Total Bookings	$177,026	$210,391	$257,229	$290,448	$935,094
Backlog[5]
Aerospace	$570,913	$572,459	$600,803	$651,364
Test Systems	74,454	74,264	73,692	82,960
Total Backlog	$645,367	$646,723	$674,495	$734,324	N/A
Book:Bill Ratio
Aerospace	0.78	1.00	1.08	1.24	1.03
Test Systems	2.39	0.99	0.97	1.55	1.36
Total Book:Bill	0.86	1.00	1.07	1.26	1.05

5 Aerospace backlog of approximately $2.4 million and $10.6 million was added in the third and fourth quarters of 2025, respectively, in connection with the acquisitions of Envoy Aerospace and Bühler Motor Aviation.
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Astronics Corporation Reports 12% Sales Growth for First Quarter 2026
May 12, 2026

ASTRONICS CORPORATION
RECONCILIATION OF NET INCOME TO ADJUSTED EBITDA
(Unaudited, $ in thousands)

	Consolidated
	Three Months Ended
	4/4/2026	3/29/2025
Net income	$25,540	$9,528
Add back (deduct):
Interest expense	2,336	3,150
Income tax (benefit) expense	(755)	646
Depreciation and amortization expense	5,894	5,588
Equity-based compensation expense	2,556	2,345
Restructuring-related charges including severance	—	279
ERP implementation consulting expenses	174	—
Legal reserve, settlements and recoveries	—	6,228
Litigation-related legal expenses	1,779	2,975
Acquisition-related expenses	186	—
Warranty reserve	191	—
Adjusted EBITDA	$37,901	$30,739

Sales	$230,619	$205,936
Adjusted EBITDA margin %	16.4%	14.9%
Adjusted EBITDA is defined as net income before interest expense, income taxes, depreciation, amortization, and other adjustments. Adjusted EBITDA Margin is defined as Adjusted EBITDA divided by sales. Adjusted EBITDA and Adjusted EBITDA Margin are not measures determined in accordance with GAAP and may not be comparable with Adjusted EBITDA and Adjusted EBITDA Margin as used by other companies. Nevertheless, the Company believes that providing non-GAAP financial measures, such as Adjusted EBITDA and Adjusted EBITDA Margin, are important for investors and other readers of the Company’s financial statements.

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Astronics Corporation Reports 12% Sales Growth for First Quarter 2026
May 12, 2026

ASTRONICS CORPORATION
RECONCILIATION OF OPERATING INCOME TO ADJUSTED OPERATING INCOME
(Unaudited, $ in thousands)

	Consolidated
	Three Months Ended
	4/4/2026	3/29/2025
Income from operations	$27,230	$13,137
Add back:
Restructuring-related charges including severance	—	279
ERP implementation consulting expenses	174	—
Legal reserve, settlements and recoveries	—	6,228
Litigation-related legal expenses	1,779	2,975
Acquisition-related expenses	186	—
Warranty reserve	191	—
Adjusted operating income	$29,560	$22,619

Sales	$230,619	$205,936

Operating margin	11.8%	6.4%
Adjusted operating margin	12.8%	11.0%
Adjusted Operating Income is defined as income from operations as reported, adjusted for certain items. Adjusted Operating Margin is defined as Adjusted Operating Income divided by sales. Adjusted Operating Income and Adjusted Operating Margin are not measures determined in accordance with GAAP and may not be comparable with Adjusted Operating Income and Adjusted Operating Margin as used by other companies. Nevertheless, the Company believes that providing non-GAAP financial measures, such as Adjusted Operating Income and Adjusted Operating Margin, are important for investors and other readers of the Company’s financial statements and assists in understanding the comparison of the current periods’ income from operations to the historical periods’ income from operations and operating margin, as well as facilitates a more meaningful comparison of the Company’s income from operations and operating margin to that of other companies.

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Astronics Corporation Reports 12% Sales Growth for First Quarter 2026
May 12, 2026

ASTRONICS CORPORATION
RECONCILIATION OF NET INCOME AND DILUTED EARNINGS PER SHARE TO ADJUSTED NET INCOME AND ADJUSTED DILUTED EARNINGS PER SHARE
(Unaudited, $ in thousands except per share amounts)

	Consolidated
	Three Months Ended
	4/4/2026	3/29/2025
Net income	$25,540	$9,528
Add back (deduct):
Amortization of intangibles	2,887	2,975
Restructuring-related charges including severance	—	279
ERP implementation consulting expenses	174	—
Legal reserve, settlements and recoveries	—	6,228
Litigation-related legal expenses	1,779	2,975
Acquisition-related expenses	186	—
Warranty reserve	191	—
Normalize tax rate[6]	(8,256)	(5,012)
Adjusted net income	$22,501	$16,973

Weighted average diluted shares outstanding (in thousands)	38,223	42,957

Diluted earnings per share	$0.67	$0.26
Adjusted diluted earnings per share[7]	$0.59	$0.44
Adjusted Net Income and Adjusted Diluted EPS are defined as net income and diluted EPS as reported, adjusted for certain items, including amortization of intangibles, and also adjusted for a normalized tax rate. Adjusted Net Income and Adjusted Diluted EPS are not measures determined in accordance with GAAP and may not be comparable with the measures used by other companies. Nevertheless, the Company believes that providing non-GAAP financial measures, such as Adjusted Net Income and Adjusted Diluted EPS, are important for investors and other readers of the Company’s financial statements and assists in understanding the comparison of the current periods’ net income and diluted EPS to the historical periods’ net income and diluted EPS, as well as facilitates a more meaningful comparison of the Company’s net income and diluted EPS to that of other companies. The Company believes that presenting Adjusted Diluted EPS provides a better understanding of its earnings power inclusive of adjusting for the non-cash amortization of intangible assets, reflecting the Company’s strategy to grow through acquisitions as well as organically.
6 Applies a normalized tax rate of 25% to GAAP pre-tax income and non-GAAP adjustments above, which are each pre-tax.
7 In addition to incremental shares from stock awards, weighted average diluted shares for the quarter ended April 4, 2026 reflects 0.992 million assumed shares underlying the premium on the 0% convertible bonds, to the extent the average stock price for the quarter ($72.38) exceeded the $54.87 conversion price. Note that because of the capped call, there is no effective dilution to shareholders resulting from the 0% convertible bonds unless and until the share price exceeds $83.41. The diluted EPS calculation for the quarter ended April 4, 2026 excludes the effect of the 5.5% Notes because the effect is anti-dilutive. The diluted EPS calculation for the quarter ended March 29, 2025 reflects 7.208 million assumed shares underlying the 5.5% convertible bonds.
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Astronics Corporation Reports 12% Sales Growth for First Quarter 2026
May 12, 2026

ASTRONICS CORPORATION
RECONCILIATION OF SEGMENT OPERATING PROFIT (LOSS) TO ADJUSTED SEGMENT OPERATING PROFIT (LOSS)
(Unaudited, $ in thousands)

	Three Months Ended
	4/4/2026	3/29/2025

Aerospace operating profit	$35,332	$22,264
Restructuring-related charges including severance	—	279
ERP implementation consulting expenses	174	—
Legal reserve, settlements and recoveries	—	6,228
Litigation-related legal expenses	1,511	2,244
Warranty reserve	191	—
Adjusted Aerospace operating profit	$37,208	$31,015

Aerospace sales	$213,820	$191,375

Aerospace margin	16.5%	11.6%
Adjusted Aerospace margin	17.4%	16.2%

Test Systems operating profit (loss)	$403	$(2,223)
Litigation-related legal expenses	48	731
Adjusted Test Systems operating profit (loss)	$451	$(1,492)

Test Systems sales	$16,799	$14,561

Test Systems margin	2.4%	(15.3)%
Adjusted Test Systems margin	2.7%	(10.2)%
Adjusted Segment Operating Profit is defined as segment operating profit as reported, adjusted for certain items. Adjusted Segment Margin is defined as Adjusted Segment Operating Profit divided by segment sales. Adjusted Segment Operating Profit and Adjusted Segment Margin are not measures determined in accordance with GAAP and may not be comparable with Adjusted Segment Operating Profit and Adjusted Segment Margin as used by other companies. Nevertheless, the Company believes that providing non-GAAP financial measures, such as Adjusted Segment Operating Profit and Adjusted Segment Margin, are important for investors and other readers of the Company’s financial statements and assists in understanding the comparison of the current periods’ segment operating profit to the historical periods’ segment operating profit and segment margin, as well as facilitates a more meaningful comparison of the Company’s segment operating profit and segment margin to that of other companies.

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Astronics Corporation Reports 12% Sales Growth for First Quarter 2026
May 12, 2026

Supplemental Prior Period Tables
The following tables provide a prior-year recast of the disaggregation of sales by product line by quarter for the years ending December 31, 2025 and 2024, to conform with the updated, current-period presentation.

SALES BY PRODUCT LINE[8]
(Unaudited, $ in thousands)

	Recast
	Three Months Ended				Year Ended	2025 YTD
	3/29/2025	6/28/2025	9/27/2025	12/31/2025	12/31/2025	% of Sales
Aerospace Segment
Inflight Entertainment & Connectivity	$103,110	$105,902	$105,780	$119,447	$434,239	50.4%
Lighting & Safety	51,957	56,100	52,807	55,719	216,583	25.1%
Flight Critical Electrical Power	21,314	15,832	16,747	19,813	73,706	8.5%
Seat Motion	6,672	10,217	11,721	18,632	47,242	5.5%
Other	8,322	5,575	5,670	5,982	25,549	3.0%
Aerospace Total	191,375	193,626	192,725	219,593	797,319	92.5%

Test Systems	14,561	11,052	18,722	20,474	64,809	7.5%

Total	$205,936	$204,678	$211,447	$240,067	$862,128	100.0%

	Recast
	Three Months Ended				Year Ended	2024 YTD
	3/30/2024	6/29/2024	9/28/2024	12/31/2024	12/31/2024	% of Sales
Aerospace Segment
Inflight Entertainment & Connectivity	$89,620	$94,065	$94,838	$105,156	$383,679	48.2%
Lighting & Safety	44,067	48,654	48,874	46,760	188,355	23.7%
Flight Critical Electrical Power	14,396	19,045	17,871	17,056	68,368	8.6%
Seat Motion	6,870	7,353	9,416	11,590	35,229	4.4%
Other	8,685	7,826	6,555	7,987	31,053	3.9%
Aerospace Total	163,638	176,943	177,554	188,549	706,684	88.8%

Test Systems	21,436	21,171	26,144	19,991	88,742	11.2%

Total	$185,074	$198,114	$203,698	$208,540	$795,426	100.0%

8 Inflight Entertainment & Connectivity (“IFEC”) is a combination of the previous Avionics and Systems Certification product lines, as well as cabin power products which were included in the previous Electrical Power & Motion product line. The remainder of the previous Electrical Power & Motion product line is now split into two discrete product lines, Flight Critical Electrical Power and Seat Motion. Lighting and Safety remains consistent and Structures is now reported within Other Aerospace revenue.
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